UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38120	83-4696467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai, China	200031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: +86 21 54180212

Bison Capital Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2019, the Board of Directors (the “Board”) of Xynomic Pharmaceuticals Holdings, Inc. (the “Company”) appointed Ms. Jinwei Coco Kou as the Chief Financial Officer and the Chief Accounting Officer of the Company, effective immediately. In conjunction with such appointment, on the same day, Mr. Yinglin Mark Xu resigned from his position as the Interim Chief Financial Officer, effective immediately. Mr. Xu’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

Ms. Jinwei Coco Kou, age 38, currently services as the Interim Chief Accounting Officer of the Company, overseeing all accounting functions such as ledger accounts, financial statements, and cost control systems. Ms. Kou has extensive experience in internal controls, multinational operations and corporate finance of high-tech companies. From 2017 to 2018, Ms. Kou was the Chief Financial Officer at Salion Food Condiment Company Limited, a company listed on Hong Kong Stock Exchange. From 2008 to 2016, she was a Managing Director at Marcum Bernstein & Pinchuk LLP (“Marcum Bernstein”). Prior to joining Marcum Bernstein, from 2005 to 2008, Ms. Kou worked for Deloitte Touche Tohmatsu. Ms. Kou is a CPA in both the U.S. and China. Ms. Kou holds a Bachelor’s and a Master’s degree in Economics, both from Peking University, majoring in Finance and Risk Management and Insurance, respectively. Ms. Kou obtained an Executive MBA degree jointly awarded by Columbia Business School, London Business School and Hong Kong University Business School.

Ms. Kou does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Kou has received an offer letter from the Company (the “Offer Letter”), which sets her annual compensation of US$97,200 with a target annual bonus equal to 30% of the base salary. The Offer Letter also grants Ms. Kou an option, to be issued under the Company’s 2018 Incentive Plan, to purchase an aggregate of 276,000 shares of common stock of the Company at a price no less than the market price of the Company’s common stock at issuance, subject to certain vesting schedule, and establishes other terms and conditions governing her service for the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYNOMIC PHARMACEUTICALS HOLDINGS, INC

Date: September 20, 2019	By:	/s/ Yinglin Mark Xu
Yinglin Mark Xu
Chairman of the Board, Chief Executive Officer, President